 EXHIBIT 5
HART & HART, LLC
ATTORNEYS AT LAW
1624 Washington Street
Denver, CO 80203
William T. Hart, P.C.	________	harttrinen@aol.com
Will Hart	(303) 839-0061	Fax: (303) 839-5414

August 22, 2016

CEL-SCI Corporation
8229 Boone Boulevard, Suite 802
Vienna, Virginia 22182

This letter will constitute our opinion upon the legality of the sale by CEL-SCI Corporation, a Colorado corporation (“CEL-SCI”), of:

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up to 10,000,000 shares of common stock;
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warrants to purchase up to 5,000,000 shares of common stock;
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up to 5,000,000 shares of common stock issuable upon the exercise of the warrants;
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Placement Agent warrants which allow for the purchase of up to 400,000 shares of common stock; and
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up to 400,000 shares of common stock issuable upon the exercise of the Placement Agent warrants,

all as referred to in the Registration Statement on Form S-3 (File No. 333-205444) (the "Registration Statement") filed with the Securities and Exchange Commission, declared effective by the Securities and Exchange Commission (the "Commission") on October 30, 2015, the prospectus included therein (the "Prospectus") and the prospectus supplement, dated August 23, 2016 (the "Prospectus Supplement"). The Prospectus Supplement pertains to registered direct offering (the "Offering") pursuant to the Placement Agent Agreement dated August 22, 2016 between the Company and Rodman & Renshaw a unit of H.C. Wainwright & Co., LLC.

We have examined the Articles of Incorporation, the Bylaws and the minutes of the Board of Directors of CEL-SCI, the applicable laws of the State of Colorado, and a copy of the Registration Statement. In our opinion:

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the shares of common stock mentioned above, when sold in the manner described in the Registration Statement, the Prospectus and the Prospectus Supplement, have been legally issued and these shares represent fully paid and non-assessable shares of CEL-SCI's common stock;

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the warrants, when sold in the manner described in the Registration Statement, the Prospectus and the Prospectus Supplement, have been legally issued, are fully paid and non-assessable and are the binding obligations of CEL-SCI in accordance with the terms thereof; and

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the shares of common stock issuable upon the exercise of the warrants, when sold in the manner described in the Registration Statement, the Prospectus and the Prospectus Supplement, will be legally issued and will represent fully paid and non-assessable shares of CEL-SCI's common stock.

Very truly yours, HART & HART, LLC /s/ William T. Hart William T. Hart